May 16, 2008	MEDIA AND INVESTOR RELATIONS CONTACT:	Karen L. Taylor
	Phone:	303/633-2913
	24-Hour:	303/809-9160

DCP MIDSTREAM PARTNERS TO PRESENT AT 2008 MASTER LIMITED PARTNERSHIP INVESTOR CONFERENCE

DENVER - DCP Midstream Partners, LP (NYSE: DPM), or the Partnership, today announced that Mark A. Borer, president and chief executive officer, will present at the 2008 Master Limited Partnership Investor Conference at approximately 1:45 p.m. EDT on Thursday, May 22, 2008, at the Crowne Plaza Times Square in New York City.

To listen to a live audio webcast of Mr. Borer’s presentation and to view the related presentation material, visit the Partnership's website at http://www.dcppartners.com under the “Investor” page. A replay of the webcast will be archived for 30 days after the conference.

DCP Midstream Partners, LP (NYSE: DPM) is a midstream master limited partnership that gathers, processes, transports and markets natural gas, transports and markets natural gas liquids, and is a leading wholesale distributor of propane. DCP Midstream Partners, LP is managed by its general partner, DCP Midstream GP, LLC, which is wholly owned by DCP Midstream, LLC, a joint venture between Spectra Energy and ConocoPhillips. For more information, visit the DCP Midstream Partners, LP Web site at http://www.dcppartners.com.

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